UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2012

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Definitive Material Agreement.

On December 20, 2012, Freddie Mac agreed to extend its conditional approval of Radian Mortgage Assurance Inc. (“RMAI”), a wholly owned subsidiary of Radian Guaranty Inc. (“Radian Guaranty”), as a limited mortgage insurer (a “Limited Insurer”) for an additional one year period that will expire on December 31, 2013 (the “Amended Approval”). As previously disclosed, on February 28, 2012, Freddie Mac conditionally approved our use of RMAI as a Limited Insurer to write business in certain states (the “RBC States”) in the event Radian Guaranty fails to comply with the applicable state’s risk-based capital requirements and Radian Guaranty has not been granted a waiver or other similar relief from such risk-based capital requirements after trying in good faith to obtain such relief (the “Original Approval”). Under the Original Approval, RMAI currently is eligible to write business in New York, Ohio, Iowa, Kansas and, subject to certain conditions, Oregon, with the approvals for the remaining RBC states to be evaluated by Freddie Mac when and if such approvals may be required. By its terms, the Original Approval was scheduled to expire on December 31, 2012.

In addition to the states approved under the Original Approval, the Amended Approval also approves RMAI to write business in Idaho provided that Radian Guaranty continues its efforts to obtain a waiver approval or denial from Idaho state insurance regulators. Further, the Amended Approval requires us to diligently pursue an extension of existing waivers beyond their current expiration dates, including those waivers in California, Florida, Illinois and New Jersey that expire as of the end of 2012. We have submitted requests in each of these states for an extension of the existing waivers. To the extent that any such extension is not granted, we are required to seek further modification of the Amended Approval to allow us to use RMAI in such states.

The Amended Approval includes an additional condition related to the time-frame by which Radian Guaranty evaluates and internally resolves claims. Specifically, the Amended Approval provides that: (1) within 120 days of the Amended Approval, Radian Guaranty will pay to Freddie Mac or otherwise resolve internally a majority of all claims outstanding greater than 90 days; and (2) going forward, a majority of claims must be paid or otherwise resolved internally within 90 days of the date the claims are perfected. In all other respects, the terms and conditions of the Amended Approval are substantially the same as those in the Original Approval (a copy of which has been filed as Exhibit 10.66 to Radian Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011). As was the case with the Original Approval, Freddie Mac, in its sole discretion, may modify the terms and conditions of the Amended Approval or withdraw it. This summary of the terms and conditions of the Amended Approval is qualified in its entirety by reference to the full text of the approval which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter dated December 20, 2012, from Freddie Mac to Radian Guaranty Inc. and Radian Mortgage Assurance Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 21, 2012	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated December 20, 2012, from Freddie Mac to Radian Guaranty Inc. and Radian Mortgage Assurance Inc.